UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2014

eCrypt Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

4004 Sugarloaf Drive, Austin, TX	78738
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On or about December 21, 2014, eCrypt Technologies, Inc. (the “Company” or “we”) entered into a securities purchase agreement with Adar Bays, LLC, a Florida limited liability company (“Adar Bays”) providing for the purchase of two convertible promissory notes in the aggregate principal amount of $156,000 each. One of the notes was funded on or about January 7, 2015, with the Company receiving $130,704 of net proceeds after payment of Adar Bays’ legal and origination expenses and payment of a finders’ fee to Anubis Capital Partners. The note bears interest at the rate of 8% per annum, is due and payable on December 19, 2015, and may be converted by Adar Bays at any time after funding into shares of Company common stock at a conversion price equal to 68% of the lowest closing bid price on the OTCQB during the 20 prior trading days. The second Adar Bays note, which has not been funded, has the same interest and conversion terms as the first Adar Bays note, but may be offset by a secured promissory note issued by Adar Bays to the Company for $150,000, due on August 19, 2015, and accruing interest at the rate of 8% per annum.

On or about December 24, 2014, the Company entered into a securities purchase agreement with Union Capital, LLC, a New York limited liability company (“Union Capital”) providing for the purchase of two convertible promissory notes in the aggregate principal amount of $156,000 each. One of the notes was funded on or about January 14, 2015, with the Company receiving $130,704 of net proceeds after payment of Union Capital’s legal and origination expenses and payment of a finders’ fee to Anubis Capital Partners. The note bears interest at the rate of 8% per annum, is due and payable on December 19, 2015, and may be converted by Union Capital at any time after funding into shares of Company common stock at a conversion price equal to 68% of the lowest closing bid price on the OTCQB during the 20 prior trading days. The second Union Capital note, which has not been funded, has the same interest and conversion terms as the first Union Capital note, but may be offset by a secured promissory note issued by Union Capital to the Company for $150,000, due on August 19, 2015, and accruing interest at the rate of 8% per annum.

On or about January 11, 2015, the Company entered into a securities purchase agreement with LG Capital Funding, LLC, a New York limited liability company (“LG Capital”) providing for the purchase of two convertible promissory notes in the aggregate principal amount of $52,000 each. One of the notes was funded on or about January 13, 2015, with the Company receiving $47,500 of net proceeds after payment of LG Capital’s legal and origination expenses. The note bears interest at the rate of 8% per annum, is due and payable on January 9, 2015, and may be converted by LG Capital at any time after funding into shares of Company common stock at a conversion price equal to 67% of the lowest closing bid price on the OTCQB during the 15 prior trading days. The second LG Capital note, which has not been funded, has the same interest and conversion terms as the first LG Capital note, but may be offset by a secured promissory note issued by LG Capital Note to the Company for $50,000, due on September 9, 2015, and accruing interest at the rate of 8% per annum.

On or about January 19, 2015, the Company entered into a convertible promissory note with JSJ Investments Inc., a Texas corporation (“JSJ”), in the face amount of $100,000, which bears interest at the rate of 12% per annum, is due and payable on July 16, 2015, and may be converted at any time after funding into shares of Company common stock at a conversion price equal to the lesser of (a) 55% of the lowest trading price during the 20 days preceding the execution of the note, or (b) 55% of the of the lowest traded price during the 20 trading days preceding conversion. The note was funded on or about January 28, 2015, with the Company receiving $93,000 of net proceeds after payment of JSJ’s legal and origination expenses.

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On or about January 21, 2015, the Company entered into a convertible promissory note with JMJ Financial, a Nevada sole proprietorship (“JMJ”), in the face amount of $400,000, of which the Company is to assume $40,000 in original interest discount (“OID”), which together with any unpaid accrued interest is due two years after any funding of the note. The note is to be funded by JMJ at its discretion, and the initial tranche was funded on or about January 21, 2015, when the Company received cash in the amount of $50,000. The note is prepayable for 90 days without interest, and incurs a one-time interest charge of 12% thereafter. The note balance funded (plus a pro rata portion of the OID together with any unpaid accrued interest) is convertible into shares of Company common stock at a conversion price equal to the lesser of $0.08 or 60% of the lowest traded price during the 25 prior trading days.

On or about February 3, 2015, the Company entered into a collateralized secured convertible promissory note with Typenex Co-Investment, LLC (“Typenex”), a Utah limited liability company, for a 10% convertible promissory note with an aggregate principal amount of $252,500, of which the company is to assume an original issue discount of $22,500 (the “OID”) and legal fees and other expenses of Typenex totaling $5,000, which together with any unpaid accrued interest is due on November 3, 2015. The note is to be issued in tranches with an initial tranche of $87,500, of which the company received $75,000 on or about February 6, 2015, with the remaining $5,000 being used for legal and other expenses of Typenex and the Company assuming $7,500 of the OID. This convertible note together with any unpaid accrued interest is convertible into shares of Company common stock at a conversion price equal to the 60% of the average of the lowest three closing bid prices during the 20 prior trading days. The remaining three tranches, which have not yet been funded, of $55,000 under the note will consist of $50,000 in principal and $5,000 of the OID, and may be offset by three $50,000 promissory notes issued by Typenex in favor of the Company, accruing interest at 8% per annum and maturing on November 3, 2015. In conjunction with the Company’s convertible note issued to Typenex and Typenex’s three promissory notes issued to the Company for the three additional tranches of funding to the Company, the Company issued four warrants for a total number of shares equal to $123,750 ($41,250 for the first warrant corresponding to funding on or about February 6, 2015, and $27,500 for the other three warrants corresponding to the future tranches of funding by Typenex to the Company) divided by the conversion market price in the Typenex convertible note. The warrants have an exercise price of $0.10, subject to adjustment, and expire on January 3, 2020. Each of the warrants are only exerciseable after the corresponding tranche of funding by Typenex to the Company has been paid. Therefore, the first warrant is currently exerciseable, but the other three warrants are not.

The notes and warrants described above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as there was no general solicitation, and the transactions did not involve a public offering.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: February 20, 2015	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer

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